UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

December 12, 2008
Date of Report (Date of earliest event reported)

Schiff Nutrition International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2008, the Compensation Committee of the Board of Directors of Schiff Nutrition International, Inc. (the “Company”) approved the grant of long term incentive performance awards (the “Performance Awards”) to the executive officers and certain other officers of the Company (the “Participants”).  The Performance Awards are intended to qualify as performance based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Performance Awards were granted based on target award value, but will be earned and paid solely based on the Company’s cumulative performance against three pre-established financial performance targets over the performance period commencing October 1, 2008 and ending on May 31, 2011 (the “Performance Period”), as follows:  (i) 50% of the award opportunity will be based on cumulative net sales for the Performance Period; (ii) 35% of the award opportunity will be based on cumulative operating income for the Performance Period; and (iii) 15% of the award opportunity will be based on cumulative net cash flow for the Performance Period, provided, however, that no amount will be earned or payable if cumulative operating income for the Performance Period does not meet or exceed the pre-established threshold for cumulative operating income.  In the event that the cumulative operating income threshold is met, the Participant can earn from 17.5% of the target award value for the Company’s threshold performance against the cumulative operating income goal (and failure to meet the thresholds for the other two financial goals) and up to 150% of the target award value for maximum Company performance against all three financial goals.  The amount certified by the Compensation Committee as earned based on the Company’s actual performance after the end of the Performance Period is referred to as the Earned Value.  The three financial goals are to be determined in accordance with GAAP and are subject to certain pre-established adjustments.

The Earned Value of the Performance Awards will vest on May 31, 2011 subject to continued service by the Participant through that date.  In the event of certain qualifying terminations (i.e., termination by reason of death, disability, or retirement, or terminations by the Company without cause (as defined) or termination by the Participant for good reason (as defined)), the Participant will vest in the Earned Value of the Performance Award on a pro-rata basis based on the number of full months of employment by the Participant compared to the 32 months of the Performance Period.

The vested portion of the Earned Value of the Performance Awards will be paid in a combination of cash and shares, with two-thirds of the Earned Value to be delivered to Participants in cash (subject to any applicable plan limitations, less applicable taxes), and the remaining balance to be paid in shares of the Company’s Class A common stock, based on the closing price of the Company’s common stock on the day preceding the date of the Committee’s certification of the Company’s performance.  No dividends will be paid or accrued with respect to shares granted in payment of the Performance Awards until such shares are issued.  Participants will be permitted to defer the receipt of the amounts payable under the Performance Awards in accordance with Section 409A of the Code.

In the event of a change in control (as defined), all or a portion of the target award value will be paid on an accelerated basis concurrent with the change in control, as follows: (i) if the change in control occurs in fiscal year 2009, then the Participant will vest in 1/3 of his target award value; (ii) if the change in control occurs in fiscal year 2010, then the Participant will vest in 2/3 of his target award value; and (iii) if the change in control occurs in fiscal year 2011, then the Participant will vest 100% in his target award value.

The target award value for each of the Named Executive Officers is as follows:

Name and Title	Target Award Value
Bruce J. Wood, President and Chief Executive Officer	$1,650,000
Joseph W. Baty, Executive Vice President and Chief Financial Officer	$875,000
Thomas H. Elitharp, Executive Vice President—Operations and Support Services	$775,000

Reference is made to the form of Performance Award Grant Notice, Performance Award Agreement and Deferral Election, attached hereto, for a more complete description of the terms of the Performance Awards.

Item 9.01.         Financial Statements and Exhibits.

(c)  Exhibits

10.1	Form of Performance Award Grant Notice, Performance Award Agreement and Deferral Election

The information furnished in the exhibits to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or the Securities and Exchange Commission’s rules and regulations, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHIFF NUTRITION INTERNATIONAL, INC.

By:	/s/ Joseph W. Baty
Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer
Date: December 18, 2008

INDEX TO EXHIBITS

Item Number	Exhibit
10.1	Form of Performance Award Grant Notice, Performance Award Agreement and Deferral Election